As filed with the Securities and Exchange Commission on May 1, 1998.
                                                 Registration No. 333-43965

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                         Post-Effective Amendment No. 1 to
                                     FORM S-1
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                               HORIZON OFFSHORE, INC.
              (Exact name of registrant as specified in its charter)

    Delaware                             1629                   76-0494934
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
   of incorporation or         Classification Code Number)  Identification No.)
      organization

                              Horizon Offshore, Inc.
                       2500 City West Boulevard, Suite 2200
                              Houston, Texas 77042
                                (713) 361-2600
              (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)

                                 David W. Sharp
                            Chief Financial Officer
                             Horizon Offshore, Inc.
                      2500 City West Boulevard, Suite 2200
                              Houston, Texas 77042
                                (713) 361-2600
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)


                                  Copies to:

      William B. Masters                          William N. Finnegan
      Jones, Walker, Waechter, Poitevent,         Michael J. Swidler
      Carrere & Denegre, L.L.P.                   Andrews & Kurth L.L.P.
      201 St. Charles Avenue                      600 Travis Street, Suite 4200
      New Orleans, Louisiana  70170               Houston, Texas 77002
      Phone: (504) 582-8000                       Phone: (713) 220-4200
      Fax: (504) 582-8012                         Fax: (713) 220-4285


        Approximate date of commencement of proposed sale to the public:
                                Not Applicable




    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.




    This Post-Effective Amendment No. 1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Commission, acting pursuant to Section 8(c) may determine.





                         Deregistration


     In accordance with the undertakings contained in Part II of this Registration Statement, Horizon Offshore, Inc. ("Horizon") has filed this Post-Effective Amendment No. 1 to remove from registration the securities registered under this Registration Statement which remain unsold at the termination of the offering of those securities.

     Horizon  hereby  removes  from registration  $17,250,000  of
common   stock   registered  by  Horizon  in  this   Registration
Statement.




                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 29, 1998.

                             HORIZON OFFSHORE, INC.


                             By:    /s/  David W. Sharp
                                         David W. Sharp
                                      Chief  Vice  President
                                   and  Chief Financial Officer


    Pursuant  to the requirements of the Securities Act of  1933,
as   amended,  this  Post-Effective  Amendment  No.  1   to   the
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                          Title                        Date


/s/ Jonathan D. Pollock*   Chairman  of  the  Board             April 29, 1998
    Jonathan D. Pollock


/s/ Bill J. Lam*           President and  Director(Principal    April 29, 1998
    Bill J. Lam            Executive Officer)


/s/ David W. Sharp         Chief Financial Officer(Principal    April 29, 1998
    David W. Sharp         Financial and Accounting Officer)


/s/ James Devine*          Director                             April 29, 1998
    James Devine


/s/ Gunnar Hirsti*         Director                             April 29, 1998
    Gunnar Hirsti


/s/ Edward L. Moses, Jr.*  Director                             April 29, 1998
    Edward L. Moses, Jr.



*By: /s/ David W. Sharp                                         April 29, 1998
         David W. Sharp
         Attorney-in-Fact and Agent